Exhibit 99.2

Education that Makes a Difference Fourth Quarter 201 8 Results March 12, 2019 Presented by Dr. Wallace Boston President and CEO Mr. Richard Sunderland, CPA Executive VP and CFO Mr. Christopher Symanoskie, IRC Vice President of Investor Relations

PAGE SAFE HARBOR STATEMENT 1 Statements made in this presentation regarding American Public Education, Inc . , or its subsidiaries, that are not historical facts are forward - looking statements based on current expectations, assumptions, estimates and projections about American Public Education, Inc . and the industry . These forward - looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements . Forward - looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would . ” These forward - looking statements include, without limitation, statements regarding expected growth, expected registration and enrollments, expected revenues, expected earnings and plans with respect to recent, current and future initiatives, investments and partnerships . Actual results could differ materially from those expressed or implied by these forward - looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2018 and other filings with the SEC . The Company undertakes no obligation to update publicly any forward - looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future .

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RECENT RESULTS & HIGHLIGHTS

- For the three months ended December 31, 2018, APUS net course registrations by *new* students and net course registrations *overall* each decreased approximately 1%, compared to the prior year period.
    - Although net course registrations by *new* students utilizing Federal Student Aid (FSA) declined year-over-year, net course registrations by *new* students utilizing DoD Tuition Assistance (TA) increased 11% year-over-year. Approximately 40% of total registrations are by students utilizing TA.
    - The first course pass and completion rate, a measure of student persistence, for APUS undergraduate students using FSA *increased* by 8.4% for the three months ended November 30, 2018, compared to the same period last year.
- HCN total student enrollment was flat and new student enrollment decreased by 4% (Fall 2018), compared to the prior year period.

APUS NET COURSE REGISTRATIONS BY PRIMARY FUNDING SOURCE
Three months ending December 31, 2018

	% Change (Y/Y)
FSA	-6.2%
TA	**+2.7%**
VA	-2.6%
Cash/Other	0.0%
Total	***-1.2%***

APUS NET COURSE REGISTRATIONS BY PRIMARY FUNDING SOURCE
Three months ending December 31, 2018


40.1% TA
25.3% FSA
22.1% VA
12.5% Other

apei

AMERICAN PUBLIC EDUCATION, INC.

PAGE 3 • Consolidated revenues decreased by 1% to $ 76.9 million, compared to $78.1 million in the same period of 2017. • Costs and Expenses: • Instructional costs and services expenses increased slightly as a percentage of revenues to 37.0%, compared to 36.7% in the prior year period. • Selling and promotional expenses decreased slightly as a percentage of revenues to 18.2%, compared to 18.3% in the prior year period. • General and administrative expenses increased as a percentage of revenues to 24.3%, compared to 22.3% in the prior year period. • Net income increased to $9.1 million, or $ 0.55 per diluted share, compared to $8.4 million , or $ 0.51 per diluted share, in the prior year period . • Cash and cash equivalents increased to $212.1 million , compared to $179.2 million as of December 31, 2017. FINANCIAL RESULTS SUMMARY FOURTH QUARTER 2018 4Q2018 Revenues $76.9M EPS (diluted) $0.55/share Cash & Equiv. $212.1M

PAGE APEI OUTLOOK FIRST QUARTER 2019 These statements are based on current expectations. These statements are forward - looking and actual results may differ materially. 1 APUS Net course registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. 2 HCN Student enrollment represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty. First Quarter 2019 Approximate Y/Y Change APUS Net course registrations 1 by new students Approx. +8% APUS Net course registrations 1 Approx. +1% HCN Student enrollment 2 - 15% HCN New student enrollment 2 - 30% APEI Consolidated revenue - 5% to 0% HCN Revenue a s a % of consolidated revenue Approx. 10 % APEI Consolidated net income per share* $0.29 to $0.34 4 *Consolidated net income per share includes approximately $1.5 million pre - tax in professional fees associated with an acquisition that the Company is currently evaluating.

5 Contact : Chris Symanoskie, IRC Vice President , Investor Relations csymanoskie@apei.com We Change Lives Through Higher Education